EXHIBIT 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF RANGE RESOURCES CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350
                In connection with the accompanying report on Form 10-Q for the period ending March 31, 2006 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Roger S. Manny, Chief Financial Officer of Range Resources Corporation (the “Company”), hereby certify that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ROGER S. MANNY
Roger S. Manny May 11, 2006